Exhibit 10.1

CONFORMED COPY

AMENDMENT NO. 7

TO THE WEBMD HEALTH CORP.

SUPPLEMENTAL BONUS PROGRAM TRUST AGREEMENT

THIS AMENDMENT is made to be effective as of March 31, 2017:

WHEREAS, WebMD Health Corp. (the “Company”) and Scott Wahlers (the “Trustee”) are parties to the WebMD Health Corp. Supplemental Bonus Program Trust Agreement (as Amended and Restated Effective as of March 15, 2008 and further amended by Amendment Nos. 1, 2, 3, 4, 5 and 6) (the “Trust Agreement”);

WHEREAS, the Compensation Committee of the Board of Directors of the Company approved an extension of, and certain amendments to, the supplemental bonus program, as provided herein; and

WHEREAS, for the 2016 Bonuses (as defined below), there are no Participants who are currently Executive Officers and there is only one group of Participants with the same Participant Bonus Determination Date (as those terms are defined in the Trust Agreement);

NOW, THEREFORE, the Trust Agreement is hereby amended, effective immediately following payment of the 2015 Bonuses and liquidation of all the assets in the Trust for the 2015 performance year, as follows:

1.

Section 1.01(a)(iii) is hereby amended by replacing “December 31, 2017” with “December 31, 2018”.

2.

Section 1.01(b) is amended by adding the following at the end thereof: “The Company has made Bonuses under the supplemental bonus program for the performance year ended December 31, 2016 (the “2016 Bonuses”). Accordingly, the term of the supplemental bonus program and the Trust is extended until full payment of such Bonuses has been made, subject to Section 1.01(a).”

3.

Section 1.01 (b) is amended by adding the following at the end thereof: “The Company has made Bonuses under the supplemental bonus program for the performance year ended December 31, 2016 and, accordingly, extended the term of the supplemental bonus program and the Trust until full payment of such Bonuses has been made, subject to Section 1.01.

4.

All changes to the Trust Agreement made by Amendment No. 6 to the Trust Agreement, other than the changes set forth in Sections 1 and 2 of such Amendment No. 6, are undone and the Trust Agreement shall be amended to read as it did immediately prior to the adoption of Amendment No. 6 (the effect of which is to have only one group of Participants with the same Participant Bonus Determination Date), except for Sections 1.01(a)(iii) and 1.01(b) which shall read as further amended by Sections 1 and 2 of this Amendment No. 7.

Except as provided herein, the provisions of the Trust Agreement shall remain in full force and effect. Upon the effectiveness of this Amendment No. 7, all references to the Trust Agreement in the Trust Agreement itself shall be references to the Trust Agreement as amended by this Amendment No. 7.

IN WITNESS WHEREOF, each of the undersigned has duly executed this Amendment to the Trust Agreement to be effective as of the day and year first written above.

TRUSTEE	WEBMD HEALTH CORP.

/s/ Scott Wahlers	/s/ Steven L. Zatz
Scott Wahlers	Steven L. Zatz
Chief Executive Officer

/s/ Blake DeSimone
Blake DeSimone
Executive Vice President & Chief Financial Officer

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